UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 1, 2021

(Date of earliest event reported)

Texas Pacific Land Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39804	75-0279735
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Pacific Avenue, Suite 2900, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

214-969-5530

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $.01 per share)	TPL	New York Stock Exchange

Item 4.01	Changes in Registrant’s Certifying Accountant

(a)            On April 1, 2021, Texas Pacific Land Corporation (the “Company”) was notified by Lane Gorman Trubitt, LLC (the “Auditors”) that the Auditors have declined to stand for re-election as the Company’s independent auditors.

The Auditors’ audit reports on the Company's financial statements for the fiscal years ended December 31, 2019 and 2020 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2019 and 2020 and the subsequent interim period preceding the date of Auditors’ declining to stand for re-election, there were no disagreements, as that term is defined in Item 304(a) of Regulation S-K and the instructions related thereto, with the Auditors on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of the Auditors, would have caused the Auditors to make reference to the subject matter of the disagreement(s) in connection with its report.

During the Company’s fiscal years ended December 31, 2019 and 2020 and the subsequent interim period preceding the date of Auditors’ resignation, there were no reportable events, as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the instructions related thereto.

The Company has provided the Auditors with a copy of the disclosures set forth above in this Item 4.01 and has requested that the Auditors furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether the Auditors agree with the statements set forth above in this Item 4.01 and, if not, stating the respects in which the Auditors do not agree. A copy of the letter from the Auditors to the Securities and Exchange Commission dated April 7, 2021 is filed as Exhibit 16.1 hereto.

(b)            On April 7, 2021, upon the recommendation of the Audit Committee of the Company's Board of Directors (the “Board”), the Company engaged Deloitte & Touche LLP ("Deloitte"), as its new independent registered public accounting firm effective immediately. Deloitte will audit the Company's financial statements for the fiscal year ending December 31, 2021 and will conduct reviews of the Company's unaudited quarterly financial statements required prior to the audit and report.

Neither the Company nor anyone on its behalf has consulted with Deloitte with respect to (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) and (c)     On April 1, 2021, Robert J. Packer notified the Board of his retirement, to be effective May 31, 2021. Chris Steddum, the Company’s current Vice President, Finance and Investor Relations, will succeed Mr. Packer as the Company’s Chief Financial Officer, effective June 1, 2021. The Company has also appointed Stephanie Buffington, the Company’s current Vice President, Accounting, to the newly created role of Chief Accounting Officer, also effective June 1, 2021. Mr. Packer will serve as an advisor to the Company through the end of 2021 to ensure a smooth transition.

Mr. Steddum, age 40, serves as TPL Corporation’s Vice President, Finance and Investor Relations and also served as Vice President, Finance and Investor Relations of Texas Pacific Land Trust. Prior to joining TPL Trust in 2019, Mr. Steddum spent 10 years working in oil and gas investment banking, most recently as a Director at Stifel Financial Corporation from 2016 to 2019, and prior to that served as a Director at GMP Securities from 2014 to 2016. Mr. Steddum holds an MBA from Rice University and a B.S. in Business Administration from the South Carolina Honors College. Mr. Steddum does not have any family relationship with any director or executive officer of the Company.

Mr. Steddum and the Company entered into an Employment Agreement on August 8, 2019 (the “Steddum Agreement”). Pursuant to the Steddum Agreement, Mr. Steddum receives a base salary of $450,000 per annum, subject to annual review, and is eligible for an annual cash bonus of up to 150% of such base salary for achievement of specified performance targets as established by the Compensation Committee. Mr. Steddum was also eligible for a relocation allowance of $75,000 to cover his expenses in connection with his move to Dallas. The term of the Steddum Agreement ends on December 31, 2022, with automatic one (1) year extensions unless notice not to renew is given by either party at least 120 days prior to the relevant end date.

The Steddum Agreement provides for payment of severance benefits if the officer’s employment is terminated by the Company without cause or by Mr. Steddum for good reason, provided that Mr. Steddum executes a general waiver and release of claims and complies with the restrictive covenants described below. The severance benefits include (i) accrued but unpaid bonuses and vested long-term incentive benefits (ii) a pro rata bonus for the year of termination (if such termination occurs after the first calendar quarter), (iii) up to 12 months of COBRA premiums for continued group health, dental and vision coverage for the officer and his dependents, paid for by the Company, and (iv) an amount equal to one times the average of his base salary and cash bonus for the preceding two years. If Mr. Steddum’s employment is terminated by the Company without cause, by the officer for good reason, or upon failure of the Company to renew the term of the Agreement, in all such cases, within 24 months following a change in control of the Company as defined in the Steddum Agreement, then, in lieu of the amount specified in clause (iv), Mr. Steddum will be entitled to an amount equal to 1.5 times the greater of (a) the average of his base salary and cash bonus for the two years preceding the change in control and (b) his base salary and target cash bonus for the year of the change in control. If Mr. Steddum’s employment terminates due to death or disability, he will be entitled to the benefits described in clauses (i) and (ii) above. Mr. Steddum will also be entitled to payment of accrued but unpaid salary, accrued but unused vacation, unsubsidized COBRA benefits, and unreimbursed business expenses following termination of employment for any reason.

The Steddum Agreement provides that Mr. Steddum will be entitled to participate in all benefit plans provided to the Company’s executives of like status from time to time in accordance with the applicable plan, policy or practices of the Company, as well as in any long-term incentive program established by the Company. It also provides for four weeks of annual paid vacation, reimbursement of business expenses, and indemnification rights.

The Steddum Agreement contains restrictive covenants prohibiting Mr. Steddum from disclosing the Company’s confidential information at any time, from competing with the Company in specified counties where the Trust does business during his employment, subject to certain exceptions, and for one year thereafter (or six months thereafter if he terminates his employment voluntarily without good reason), and from soliciting the Company’s clients, suppliers and business partners during his employment and for one year thereafter.

Ms. Buffington, age 54, serves as TPL Corporation’s Vice President, Accounting and also served as Vice President, Accounting of Texas Pacific Land Trust. Prior to joining Texas Pacific Land Trust in 2017, Ms. Buffington most recently served as Vice President of Financial Reporting at Monogram Residential Trust, Inc., a publicly traded REIT, from 2014 to 2017. Ms. Buffington has over 20 years of public company experience and began her career at KPMG. She is a licensed Certified Public Accountant in the State of Texas. Ms. Buffington does not have any family relationship with any director or executive officer of the Company.

Ms. Buffington does not have a written employment agreement with the Company. She currently receives an annual salary of $265,000, is eligible for an annual cash bonus of up to 65% of such base salary, and is eligible to participate in all benefit plans provided to the Company’s executives of like status from time to time in accordance with the applicable plan, policy or practices of the Company, as well as in any long-term incentive program established by the Company.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1**	Employment Agreement between Texas Pacific Land Corporation and Christopher Steddum dated August 8, 2019.
16.1	Letter from Lane Gorman Trubitt, LLC dated April 7, 2021.
99.1	Press release dated April 7, 2021.
104	Cover Page Interactive Data File (embedded within the Incline XBRL document).

** Portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS PACIFIC LAND CORPORATION

Dated: April 7, 2021	By:	/s/ Robert Packer
Robert Packer Chief Financial Officer